SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2003

Sunrise Telecom Incorporated

(Exact name of the Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

Delaware	000-17781	77-0181864

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

302 Enzo Drive, San Jose, California	95138

(Address of principal executive offices)	(Zip code)

(408) 363-8000

(The Registrant’s telephone number)

Not Applicable

(Former name or former address, if changed since last report)

ITEM 7: Financial Statements and Exhibits.

(c)	Exhibits.

Number	Exhibit

99.1	Press Release issued by Sunrise Telecom Incorporated on July 24, 2003.

ITEM 9: Regulation FD Disclosure (Information Provided Under Item 12-Disclosure of Results of Operations and Financial Condition)

     On July 24, 2003, we issued a press release and are holding a conference call regarding our financial results for the quarter ended June 30, 2003. A copy of the press release is furnished as Exhibit 99.1 to this report. We are making forward-looking statements regarding our third quarter 2003 sales in the press release and during the conference call.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 24, 2003		SUNRISE TELECOM INCORPORATED (Registrant)

	By:	/s/ Paul A. Marshall

Paul A. Marshall
Chief Operating Officer and Acting Chief Financial Officer

EXHIBIT 99.1

At Sunrise Telecom Incorporated
Paul Marshall
Acting Chief Financial Officer
(408) 363-8000

For Immediate Release

SUNRISE TELECOM REPORTS SECOND QUARTER 2003 FINANCIAL RESULTS

Posts Revenues of $10.3 million; Loss Per Share of $0.05

Growth in Fiber Optics and Protocol Segments Help Offset Wireline and Cable Declines

Implements Cost-Savings Initiatives

Maintains Strong Cash Balance

Takes Advantage of New Tax Laws with $0.04 Per Share Dividend

SAN JOSE, CA, July 24, 2003 - Sunrise Telecom Incorporated (Nasdaq: SRTI), a leading provider of service verification equipment for telecommunications and cable broadband industries, reported sales for the second quarter of 2003 of $10.3 million, compared to $14.7 million in the prior year second quarter. Diluted net loss per share was $0.05, compared to a net loss of $0.01 per share for the second quarter of 2002. At quarter end, backlog improved to $3.0 million from $2.0 million at the end of the first quarter of 2003.

Sales for the first six months of 2003 were $22.2 million compared to sales of $23.4 million for the first half of 2002.

"While service providers continue to reduce capital expenditures, Sunrise remains focused on the future," stated Paul Chang, President and CEO of Sunrise Telecom. "Our ability to withstand the current environment is a result of the Company's emphasis on new product development, a strong balance sheet and our dedicated employees."

"We believe that the steady introduction of products and features is providing continuity from our legacy products to new products that address emerging opportunities. Strong growth from our Fiber Optic and Protocol/Signaling segments helped offset declines in our Wireline Access and Cable Broadband segments. Success in our Fiber Optic business was driven primarily by the completion of the Sunset OCx standardization at principal local telephone companies in North America during the first quarter and increased sales of our STT product introduced at the end of last year, which continues to build momentum this year. We saw solid sales increases from our Ghepardo and NeTracker products in our Protocol group. While Cable activity declined during the quarter, we are seeing encouraging signs from some Cable products, including remote testing applications and spectrum analyzers," Chang continued.

Cost Savings Initiative

During the second quarter, responding to what the Company views as continued weakness in Sunrise's target markets, the Company reduced its staff by about 40 employees or approximately 10%.  Also, the Company implemented salary reductions at the end of the second quarter.

"We believe that the steps we have taken to shift our cost structure toward the current level of business will hasten our return to profitability while maintaining our ability to pursue new opportunities," concluded Chang.

Declaration of Cash Dividend

The Company also announced that its Board of Directors declared a cash dividend of $0.04 per share, payable on August 25, 2003 to stockholders of record as of August 15, 2003.  "Given the recent changes in the tax law, dividends have become a more attractive means of returning value to stockholders," said Paul Marshall, Acting Chief Financial Officer of Sunrise Telecom Incorporated.  "With cash balances in excess of our foreseeable requirements, the Board views this dividend payment as an opportunity to provide stockholders with liquid returns while maintaining a sizable cash balance to support future growth in our business and retain the flexibility to declare additional cash dividends in the future."

Outlook

During the third quarter, the Company expects limited capital spending by its primary customers, resulting in estimated sales of $9 to $12 million for the quarter. The Company has invested heavily in new applications, which should help generate new revenue in subsequent periods.  However, substantial uncertainties in Sunrise's target market and limited visibility remain, as the Company typically ships products two to six weeks after receiving orders and has few long-term contracts.

Conference Call

Sunrise Telecom will host a conference call today at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time), during which President and Chief Executive Officer, Paul Chang, and Acting Chief Financial Officer, Paul Marshall, will further discuss these results. To listen to the call, please dial (800) 915-4836 at least five minutes prior to the start. This call can also be accessed via Web cast at www.sunrisetelecom.com. A Web replay will also be available for approximately 90 days at this same Web address.

Summary of Financial Results

(In thousands, except per share data)
         For the Three Months Ended          For the Six Months Ended
   June 30, March 31, June 30,  June 30, June 30,
     2003     2003      2002      2003      2002

Net sales   $10,309  $11,858  $14,730   $22,167   $23,379
Operating loss    $(4,522) $(3,494) $(2,180)  $(8,016)  $(7,378)
Net loss   $(2,533) $(2,035) $(738)   $(4,568)  $(4,710)
Diluted EPS   $(0.05)  $(0.04)  $(0.01)   $(0.09)  $(0.09)

Shares outstanding
(diluted)   49,666    49,507    50,023      49,587    50,173

The Company is discontinuing the presentation of non-GAAP ("Pro forma") financial measures in its quarterly releases of financial results in order to provide a simpler and clearer disclosure of those results. The Company has included a supplemental disclosure of certain non-cash expenses related to amortization of acquisition-related intangible assets and deferred stock-based compensation for those parties that use this specific information in their analysis of the Company's financial results.

About Sunrise Telecom Incorporated

Sunrise Telecom Incorporated manufactures and markets service verification equipment to pre-qualify, verify, and diagnose telecommunications, cable TV, and Internet networks. The Company's products offer broad functionality, leading-edge technology, and compact size to test a variety of new broadband services. These services include wireline access (including DSL), fiber optics, cable TV, cable modem, and signaling networks. The Company's products are designed to maximize technicians' effectiveness in the field and to provide realistic network simulations for equipment manufacturers to test their products. The Company was founded in 1991 and is based in San Jose, California. The Company distributes its products throughout six continents through a network of sales representatives, distributors, and a direct sales force. For more information, visit the Company's Web site at www.sunrisetelecom.com.

Sunrise Telecom, SUNSET, and STT are registered trademarks of Sunrise Telecom Incorporated. Ghepardo and NeTracker are also trademarks of Sunrise Telecom Incorporated. All other trademarks mentioned in this document are the property of their respective owners.

Forward-Looking Statements

This press release contains forward-looking statements, including sales estimates for the third quarter of 2003, within the meaning of Section 21 E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are made pursuant to safe harbor provisions and are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Specific factors that may cause results to differ include the following: quarterly fluctuations in the Company's operating results; the Company's ability to manage growth and slowdowns; unanticipated delays in product delivery schedules; deferred or lost sales resulting from the Company's lengthy sales cycle; slower than anticipated or poor integration of the operations of acquired entities and businesses; the uncertain impact of the cost cutting measures the Company has taken to date and those that the Company may take in the future; unanticipated difficulties associated with international operations; increased competitive pressures; rapid technological change within the telecommunications industry; the Company's dependence on a limited number of major customers; the Company's dependence on limited source suppliers; a sustained downturn in demand for the Company's products; a sustained slowdown in the growth of the telecommunications industry; and the loss of key personnel. The matters discussed in this press release also involve risks and uncertainties described from time to time in the Company's reports filed with the Securities and Exchange Commission, including, but not limited to, the Company's Form 10-K for the year ended December 31, 2002, and the Company's Form 10-Q for the quarter ended March 31, 2003. The Company assumes no obligation to update the forward-looking statements included in this press release.

-Financial Tables Below-

SUNRISE TELECOM INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)

        June 30,        December 31,
          2003             2002
                              ASSETS
Current assets:
 Cash and cash equivalents      $36,934   $36,440
 Marketable securities          -       1,023
 Accounts receivable, net         6,147    13,019
 Inventories          9,300     8,143
 Prepaid expenses and other assets         393       708
 Income taxes receivable         2,647       348
 Deferred tax assets         5,034     4,746
   Total current assets        60,455    64,427
Property and equipment, net       28,267    28,126
Restricted cash             106       106
Marketable securities          1,449         -
Goodwill         12,693    12,656
Intangible assets, net         7,399     8,754
Deferred tax assets         2,236     2,331
Loan to related party         1,050     1,051
Other assets            491     1,470
Total assets       $114,146  $118,921

                LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Short-term borrowings and current portion of notes payable     $346      $410
 Accounts payable         1,250     1,869
 Other accrued expenses         7,710     8,296
 Deferred revenue           596     1,081
   Total current liabilities        9,902    11,656
Notes payable, less current portion       1,340     1,177
Deferred revenue           225       314
Other liabilities            11         5
Stockholders' equity:
  Common stock, $0.001 par value per share; 175,000,000 shares authorized;  51,489,798 and 51,233,309 shares issued as of
   June 30, 2003 and December 31, 2002, respectively; 49,734,098 and 49,477,609 shares outstanding as of June 30, 2003 and
   December 31, 2002, respectively           50        49
  Additional paid-in capital       68,258    68,462
  Deferred stock-based compensation      (1,146)   (2,124)
  Retained earnings        34,590    39,158
  Accumulated other comprehensive income          916       224
Total stockholders' equity      102,668   105,769
Total liabilities and stockholders' equity   $114,146  $118,921

SUNRISE TELECOM INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

              Three Months        Six Months
             Ended June 30,          Ended June 30,
           2003    2002     2003     2002

Net sales        $10,309  $14,730  $22,167  $23,379
Cost of sales            4,015    4,975    8,518    8,121
Gross profit           6,294    9,755   13,649   15,258
Operating expenses:
Research and development          4,154    4,441    8,360    8,372
Selling and marketing           4,151    4,426    8,522    8,349
General and administrative          2,511    3,068    4,783    5,915
Total operating expenses        10,816   11,935   21,665   22,636

Loss from operations        (4,522)  (2,180)  (8,016)  (7,378)
Other income, net           370       417      528      650

Loss before income taxes       (4,152)  (1,763)  (7,488)  (6,728)
Income tax benefit        (1,619)  (1,025          (2,920)  (2,018)

Net loss          $(2,533)   $(738) $(4,568) $(4,710)

Loss per share:
Basic          $(0.05)  $(0.01)  $(0.09)  $(0.09)
Diluted          $(0.05)  $(0.01)  $(0.09)  $(0.90)

Shares used in per share computation:
Basic          49,666   50,023   49,587   50,173
Diluted          49,666   50,023   49,587   50,173

Supplemental presentation of certain non-cash expenses:

    Amortization of acquisition-related intangible assets      883      963    1,761    1,593
    Amortization of deferred stock-based compensation      482      521    1,012    1,046

SUNRISE TELECOM INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
 (In thousands)

            Six Months
          Ended June 30,
          2003     2002
Cash flows from operating activities:
  Net loss        $(4,568)  $(4,710)
Adjustments to reconcile net loss to net cash provided by
  operating activities:
 Depreciation and amortization      3,944     3,316
 Amortization of deferred stock-based compensation   1,012     1,046
 Provision for losses on accounts receivable     (145)      847
 Loss on disposal of property and equipment      167        39
 Purchased in-process research and development       37       -
 Deferred income taxes        (334)   (2,370)
Changes in operating assets and liabilities
 (net of acquisition balances):
 Accounts receivable       7,104     3,629
 Inventories       (1,797)     (878)
 Prepaid expenses and other assets       175      (143)
 Accounts payable and accrued expenses    (1,175)      (65)
 Income taxes receivable and payable    (2,814)     (250)
 Deferred revenue        (575)     (111)
 Net cash provided by operating activities    1,031              350
Cash flows from investing activities:
 Purchases of marketable securities       -    (3,275)
 Sales of marketable securities      1,036     3,491
 Capital expenditures      (1,454)   (1,250)
 Acquisitions of businesses, net of cash acquired    (554)   (7,322)
 Loan to related party           -           (1,050)
 Net cash used in investing activities      (972)   (9,406)
Cash flows from financing activities:
 Net proceeds from (payments on) short-term borrowings       1       (48)
 Proceeds from notes payable         41       273
 Payments on notes payable       (154)     (139)
 Repurchase of common stock        -    (3,243)
 Net proceeds from issuance of common stock      225       454
 Proceeds from exercise of stock options        51        87
 Net cash provided by (used in) financing activities     164    (2,616)

Effect of exchange rate changes on cash and cash equivalents     271       328
Net increase (decrease) in cash and cash equivalents      494   (11,344)

Cash and cash equivalents at the beginning of the period  36,440    48,713

Cash and cash equivalents at the end of the period  $36,934   $37,369

SUNRISE TELECOM INCORPORATED
DETAILS OF NET SALES
(In thousands)

                       Three Months Ended
    June 30,  March 31,  June 30,
      2003             2003             2002
By Product:
Wire line access  $ 3,446   34%  $ 5,978   50%  $ 6,064   41%
Fiber optics      3,193   31%    2,334   20%    3,085   21%
Cable TV      2,807   27%    3,157   27%    4,882   33%
Signaling          756    7%      328    3%      660    5%
Other           107    1%       61    0%       39    0%
           $10,309  100%  $11,858  100%  $14,730  100%

                       Three Months Ended
    June 30,  March 31,  June 30,
      2003      2003      2002
By Region:
North America
(United States and Canada) $ 7,072   68%  $ 6,664   56%  $11,768   80%
Asia/Pacific     1,617   16%    2,723   23%      936    6%
Europe/Africa/Middle East   1,315   13%    2,113   18%    1,686   12%
Latin America       305    3%      358    3%      340    2%
    $10,309  100%  $11,858  100%  $14,730  100%

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